Exhibit 21

INNOVATIVE FOOD HOLDINGS, INC.

SCHEDULE OF SUBSIDIARIES

1.  Food Innovations, Inc.
2.  Food New Media Group, Inc.
3.  4 The Gourmet, Inc.